Exhibit 4.1

HSBC BANK PLC

Issuer

TO

COMPUTERSHARE TRUST COMPANY, N.A.

Trustee

INDENTURE

Dated as of August 31, 2022

SENIOR DEBT SECURITIES

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of August 31, 2022

Trust Indenture Act Section	Indenture Section
ss.310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08
6.10
(c)	Not Applicable
ss.311 (a)	6.13
(b)	6.13
(c)	Not Applicable
ss.312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
ss.313 (a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
ss.314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
ss.315(a)	6.01(a)
6.01(c)
(b)	6.02
7.03
(c)	6.01(b)
(d)	6.01(c)
(d)(1)	6.01(a)
(d)(2)	6.01(c)(2)
(d)(3)	6.01(c)(3)
(e)	5.14
ss.316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	5.12
ss.317 (a)(1)	5.03
(a)(2)	5.04
(b)	12.04
ss.318(a)	1.06

Note:  This reconciliation and tie shall not for any purpose, be deemed to be a part of the Indenture.

(continued)

Page

ARTICLE I	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1

ARTICLE II	DEBT SECURITY FORMS	10

ARTICLE III	THE DEBT SECURITIES	27

(continued)

Page

Section 3.09.	Computation of Interest	35

Section 3.10.	CUSIP and ISIN Numbers	35

Section 3.11.	Persons Deemed Owners	35

Section 3.12.	Currency of Payments in Respect of Securities	35

ARTICLE IV	SATISFACTION AND DISCHARGE	36

Section 4.01.	Satisfaction and Discharge of Indenture	36

Section 4.02.	Application of Trust Money	37

Section 4.03.	Indemnity	37

ARTICLE V	REMEDIES	37

ARTICLE VI	THE TRUSTEE	43

-ii-

(continued)

ARTICLE VII	HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY	49

Section 7.01.	Company to Furnish Trustee Names and Addresses of Holders	49

Section 7.02.	Preservation of Information; Communication to Holders	50

Section 7.03.	Reports by Trustee	50

Section 7.04.	Reports by Company	51

ARTICLE VIII	CONCERNING THE HOLDERS	51

Section 8.01.	Acts of Holders	51

Section 8.02.	Proof of Ownership; Proof of Execution of Instruments by Holders	52

Section 8.03.	Revocation of Consents; Future Holders Bound	52

ARTICLE IX	HOLDERS’ MEETINGS	52

ARTICLE X	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	54

Section 10.01.	Company May Consolidate, etc., Only on Certain Terms	54

Section 10.02.	Successor Corporation Substituted	55

Section 10.03.	Assumption of Obligations	55

Section 10.04.	Opinion of Counsel	55

ARTICLE XI	SUPPLEMENTAL INDENTURES	56

Section 11.01.	Supplemental Indentures Without Consent of Holders	56

Section 11.02.	Supplemental Indentures With Consent of Holders	56

Section 11.03.	Execution of Supplemental Indentures	57

Section 11.04.	Effect of Supplemental Indentures	57

Section 11.05.	Conformity with Trust Indenture Act	57

Section 11.06.	Reference in Debt Securities to Supplemental Indentures	57

-iii-

(continued)

Page

Section 11.07.	Notice of Supplemental Indenture	58

ARTICLE XII	COVENANTS	58

Section 12.01.	Payment of Principal, Premium and Interest	58

Section 12.02.	Maintenance of Office or Agency	58

Section 12.03.	Money for Debt Securities; Payments To Be Held in Trust	58

Section 12.04.	Officers’ Certificate as to Default	59

Section 12.05.	Waiver of Certain Covenants	59

Section 12.06.	Additional Amounts	59

ARTICLE XIII	REDEMPTION OF DEBT SECURITIES	61

ARTICLE XIV	DEFEASANCE	63

-iv-

INDENTURE dated as of August 31, 2022, between HSBC Bank plc, a public limited company incorporated under the laws of England and Wales (hereinafter called the “Company”), having its principal office at 8 Canada Square, Canary Wharf, London, E14 5HQ, United Kingdom and Computershare Trust Company, N.A., a national banking association, as Trustee hereunder (hereinafter called the “Trustee”), having its Corporate Trust Office at 600 South 4th Street – 7th Floor, Minneapolis, Minnesota  55415.

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (the “Debt Securities”) evidencing its indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Debt Securities, unlimited as to aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed therefor and hereinafter provided.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable be governed by such provisions.

All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of the Debt Securities of any series, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01.             Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2)                all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean (i) UK-adopted International Accounting Standards, (ii) International Financial Reporting Standards adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union, and (iii) International Financial Reporting Standards as issued by the International Accounting Standards Board, all as are in effect in the United Kingdom at the date of such computation; and

(4)                the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article III or Article VI, are defined in those respective Articles. “Act” when used with respect to any Holder has the meaning specified in Section 8.01.

“Additional Amounts” has the meaning specified in Section 12.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” has the meaning specified in Section 12.06(d).

“Authenticating Agent” has the meaning specified in Section 6.14.

“Board of Directors” means either the board of directors of the Company, or the executive or any other committee of that board duly authorized to act in respect hereof, or any one or more directors and/or officers of the Company to which such board of directors or any such committee shall have duly delegated its authority.

“Board Resolution” means a copy of a resolution certified by the Company Secretary or a Deputy Company Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. References to any matter in this Indenture being established in, by or pursuant to a Board Resolution shall include actions taken and matters established pursuant to authority granted by one or more Board Resolutions.

“Business Day” when used with respect to any Place of Payment specified pursuant to Section 3.01 means any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in such Place of Payment are authorized or obligated by law to close, except as otherwise specified pursuant to Section 3.01.

“Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by any two of the following: any Executive Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, the Co-CEO of Global Banking and Markets, the Head of Markets & Securities Services (Europe and North America), the Treasurer of the Company, or any delegate of any of the foregoing, and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 600 South 4th Street – 7th Floor, Minneapolis, MN 55415.

The term “corporation” includes corporations, associations, companies and business trusts. “Currency” means Dollars or Foreign Currency.

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture; provided, that where this Indenture provides for a Debt Security to be executed, authenticated or delivered, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation upon the making by the Trustee, the Paying Agent or any other agent of the Company having custody of the Master Global Security of the notation required by the related Company Order on Annex A to the Master Global Security; and provided further, that where this Indenture provides for a Debt Security to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on such Annex A.

“Default” has the meaning specified in Section 5.03.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Debt Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

“Discharged” has the meaning specified in Section 14.02.

“Discount Security” means any Debt Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Debt Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“FATCA” means any obligation to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto.

“FATCA Withholding Tax” has the meaning specified in Section 12.06(c).

“Floating Rate Security” means a Debt Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest determination method specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security” means a Registered Security evidencing all or part of a series of Debt Securities issued to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(c).

“Holder” means, with respect to a Registered Security, the Registered Holder.

“Indenture” means this instrument as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities as established pursuant to Section 3.01.

“Indexed Security” means a Debt Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

The term “interest” when used with respect to a Discount Security which by its terms bears interest only after Maturity means interest payable after Maturity.

“Interest Payment Date” with respect to any Debt Security means the Stated Maturity of an installment of interest on such Debt Security.

“Maturity” when used with respect to any Debt Security means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, repayment at the option of the Holder thereof or otherwise.

“Officers’ Certificate” means a certificate signed by any two of the following: any Executive Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, the Co-CEO of Global Banking and Markets, the Head of Markets & Securities Services (Europe and North America), the Treasurer of the Company or any delegate of any of the foregoing, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company and who shall be satisfactory to the Trustee, that is delivered to the Trustee.

“Outstanding” when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

(i)                  Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)                Debt Securities or portions thereof for whose payment or redemption money, securities, commodities, other property, or a combination thereof as specified pursuant to Section 3.01 in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities or from its obligations with respect to which the Company shall have been Discharged; provided, however, that if such Debt Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)              Debt Securities that have been paid pursuant to Section 3.06 or in exchange for, or in lieu of, other Debt Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have performed any Act hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Debt Securities that the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, (i) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 and (ii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 3.01.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Debt Securities of any series means the place or places where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified pursuant to Section 3.01.

“Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security, and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

“Pricing Supplement” means a pricing supplement relating to a Supplemental Obligation, together with the accompanying prospectus, prospectus supplement and any product-specific prospectus supplement, in each case if and to the extent applicable.

“Redemption Date” means the date fixed for redemption of any Debt Security pursuant to this Indenture which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

“Redemption Price” means, in the case of a Discount Security, the amount of the principal thereof that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 and, in the case of any other Debt Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

“Registered Holder” means the Person in whose name a Registered Security is registered in the Security Register.

“Registered Security” means any Debt Security registered as to principal, premium, if any, and interest in the Security Register.

“Regular Record Date” for the interest payable on the Registered Securities of any series on any Interest Payment Date means the date specified for that purpose pursuant to Section 3.01 for such Interest Payment Date.

“Repayment Date” means, when used with respect to any Debt Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, or other trust officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee’s Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” when used with respect to any Debt Security or any installment of principal thereof or premium thereon or interest thereon means the date specified in such Debt Security as the date on which the principal of such Debt Security or such installment of principal, premium or interest is due and payable.

“Supplemental Obligation” means the obligations of the Company, as described in a Pricing Supplement and represented by a Master Global Security, constituting a single “series” (or any part thereof), as such term is used in this Indenture.

“Supplemental Obligations” refers to one or more series of such obligations. All references in this Indenture to the “Debt Securities of any series,” the “Debt Securities of the relevant series,” the “Debt Securities of such series” or any substantially similar phrase shall also refer to a Supplemental Obligation or Supplemental Obligations, as the case may be.

“Taxes” has the meaning specified in Section 12.06(a).

“Taxing Jurisdiction” has the meaning specified in Section 12.06(a).

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 11.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of such series.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland.

“U.S. Government Obligations” has the meaning specified in Section 14.02.

“United States” means the United States of America (including the States and the District of Columbia), its territories and its possessions.

“Withheld Amount” has the meaning specified in Section 5.03.

Section 1.02.             Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.             Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or representations or Opinion of Counsel with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or representation or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.             Notices, etc. to Trustee and Company. Any Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including telecopy) to or with the Trustee at its Corporate Trust Office; or

(2)                the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, [or in the case of electronic communication, transmitted,] to the Company marked for the attention of [ ] and addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

Any such Act or other document shall be in the English language.

Section 1.05.             Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Registered Holders, if in writing and mailed, first class postage prepaid or via email, to such Registered Holders as their names and addresses appear in the Security Register, within the time prescribed provided that, in any case, any notice to Holders of Floating Rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 3.01, shall be sufficiently given if given in the manner specified pursuant to Section 3.01.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Registered Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Registered Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Registered Holder shall affect the sufficiency of such notice with respect to other Registered Holders, and any notice that is mailed in the manner herein provided shall be conclusively deemed to have been received by such Registered Holder, whether or not such Registered Holder actually receives such notice.

Section 1.06.             Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision (an “incorporated version”) included in this Indenture by operation of, Sections 3.10 to 3.18, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 1.07.             Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.             Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 1.09.             Separability Clause. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.             Benefits of Indenture. Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their respective successors hereunder, the Holders and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.             Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE DEBT SECURITIES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.12.             Legal Holidays. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Debt Security of any series shall not be a Business Day at any Place of Payment for the Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 1.13.             No Security Interest Created. Nothing in this Indenture or in the Debt Securities, express or implied, shall be construed to constitute a security interest in favor of the Registered Holders under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

Section 1.14.             Limitation of Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Debt Security because of any indebtedness evidenced thereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Debt Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Debt Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debt Security.

Section 1.15.             Force Majeure. In no event shall either party be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system, it being understood that such party shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.16.             U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1.17.             Appointment of Agent for Service. The Company has designated and appointed HSBC North America Holdings Inc., currently having its address at 452 Fifth Avenue, New York, New York 10018-2706 (attention General Counsel), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Debt Securities or this Indenture which may be instituted in any State or Federal court in The City of New York. By the execution and delivery of this Indenture, the Company submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Debt Securities shall be Outstanding.

Section 1.18.             U.K. Bail-in Liability. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee (on behalf of itself and each Holder) acknowledges and accepts that a UK Bail-in Liability arising under this Indenture may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by (a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Company to the Trustee (on behalf of itself and/or any Holder) under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral on the Trustee (on behalf of itself and/or any Holder) of such shares, securities or obligations; (3) the cancellation of the UK Bail-in Liability; or (4) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (b) the variation of the terms of this Indenture, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority. None of the effects of the exercise of the UK Bail-in Powers or variations of the terms of this Indenture, as described in the previous sentence, shall constitute an Event of Default or a default under the terms of this Indenture.

ARTICLE II
DEBT SECURITY FORMS

Section 2.01.             Forms Generally. The Debt Securities of each series shall be substantially in one of the forms established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Debt Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the authorized signatories executing such Debt Securities as conclusively evidenced by their execution of such Debt Securities. If the form of a series of Debt Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the form of such series.

The definitive Debt Securities, if any, of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, provided that such manner is permitted by the rules of any securities exchange on which such series of Debt Securities may be listed or of any automated quotation system on which such series may be quoted, all as determined by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities.

Section 2.02.             Form of Trustee’s Certificate of Authentication. The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein issued under the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Section 2.03.             Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Debt Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Debt Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein issued under the within- mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:
Authenticating Agent

By:
Authorized Signatory

Section 2.04.             Securities Issuable in Global Form. If Debt Securities of or within a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (7) of Section 3.01 and the provisions of Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Debt Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Debt Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the next to last sentence of Section 3.03 shall apply to any Debt Security represented by a Debt Security in global form if such Debt Security was never issued and sold by the Company and the Company delivers to the Trustee the Debt Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of any premium and interest on any Debt Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security in registered form, the Holder of such permanent global Security in registered form.

Section 2.05.             Form of Master Global Security.

(Face of Security)

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THAT CERTAIN INDENTURE DATED AS OF AUGUST 31, 2022 (AS IT HAS BEEN AND AS IT MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE “INDENTURE”) BETWEEN HSBC BANK PLC AND COMPUTERSHARE TRUST COMPANY, N.A., AS TRUSTEE (THE “TRUSTEE”, WHICH TERM INCLUDES ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HSBC BANK PLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBT SECURITY IS A MASTER GLOBAL SECURITY WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE UNIFORM COMMERCIAL CODE (“NY UCC”). THIS DEBT SECURITY IS SUBJECT TO AND GOVERNED BY SECTION 8-202 OF THE NY UCC. THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT. BY ACCEPTANCE OF THIS DEBT SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

HSBC BANK PLC

Title of Series: SENIOR DEBT SECURITIES, SERIES 1

Title of Debt Securities: as provided in the relevant

Pricing Supplement for each Supplemental Obligation

(Master Global Security)

This Debt Security is a Global Security within the meaning of the Indenture and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of HSBC Bank plc (hereinafter the “Company”, which term includes any successor Person under the Indenture). The terms of each Supplemental Obligation are and will be reflected in this Debt Security and in the applicable pricing supplement relating to such Supplemental Obligation, which supplement is on file with the Trustee hereinafter referred to and which supplement is identified on Annex A hereto. With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the applicable pricing supplement, together with any provisions of any other prospectus or prospectus supplement designated in such pricing supplement for incorporation herein with respect to such Supplemental Obligation (each such pricing supplement, together with such other prospectus, prospectus supplement and any product-specific prospectus supplement designated therein, a “Pricing Supplement”), are hereby incorporated by reference and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A, and binding upon the parties hereto; provided, however, that only the terms specified in the Pricing Supplement that describe the rights and obligations of Holders of this Debt Security, including, but not limited to, (i) Holders’ obligation to agree to treat, for U.S. federal income tax purposes, each Supplemental Obligation consistent with the U.S. federal income tax treatment set forth in the applicable Pricing Supplement and (ii) Holders’ agreement to be bound by, and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority, or the rights and obligations of the Company with respect thereto, including payments due on this Debt Security, are incorporated as terms of this Debt Security and no hypothetical examples, risk factors, historical information or other information provided in the Pricing Supplement shall be used to determine the terms of this Debt Security. Each reference to “this Debt Security” or a “Debt Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Debt Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Debt Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Debt Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the manner of determining the amount of cash payable or (if applicable) Securities deliverable at maturity and the method of determining, and the dates (if any) for the payment and resetting of, interest, if any, on such Supplemental Obligation (including, without limitation, information relating to any applicable interest rate, relevant securities, currency, commodities or other index or indices, any single security, currency or commodity or basket thereof of any combination of the foregoing that may be relevant to such determination), the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

Terms that are used and not defined in this Debt Security but that are defined in the Indenture are used herein as defined therein.

This Debt Security is a “Master Note”, which term means a Master Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case the principal (and premium, if any) as specified in the applicable Pricing Supplement and on each interest payment date and at maturity, the interest then due and payable, with respect to such Supplemental Obligation, if any, as so specified in the applicable Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, any premium and any such installment of interest that is overdue at any time shall also bear interest at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

With respect to each Supplemental Obligation, unless otherwise set forth in the applicable Pricing Supplement, any interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the 3rd business day next preceding such interest payment date (a “Regular Record Date”). Any interest not punctually so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of the applicable series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

(1)       Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

If provided in the applicable Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, emailed, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an interest payment date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent named in the applicable Pricing Supplement based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment. Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including at maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by the Federal Reserve Bank of New York (the “Market Exchange Rate”), on the latest day before the day on which such payment is to be made. If that rate of exchange is not then available or is not published for a particular payment currency, the Market Exchange Rate will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer (1) of the Specified Currency for U.S. dollars for settlement on the payment date, (2) in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of notes; and (3) at which the applicable dealer commits to execute a contract. One of the dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Company. If those bid quotations are not available, the Exchange Rate Agent will determine the Market Exchange Rate at its sole discretion. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Debt Security.

(2)       Manner of Payment – U.S. Dollars

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) or by wire transfer as described in the next paragraph, against surrender of such Supplemental Obligation in the case of any payment due at maturity (other than any payment of interest that first becomes due on an interest payment date); provided, however, that subject to the next paragraph, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Supplemental Obligation is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, and it is received on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the maturity of the principal hereof, other than any payment of interest that first becomes due on an interest payment date, subject to the section below entitled “Manner of Payment-Global Securities,” this Supplemental Obligation must be surrendered at the office or agency of the Trustee maintained for that purpose in The City of New York (or at any other office or agency maintained by the Trustee for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation of any series payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an interest payment date, such written request must be made by the Person who is the registered Holder of this Supplemental Obligation on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Supplemental Obligation, but any present or future tax, duty, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Supplemental Obligation and may be deducted from the payment by the Company or the Paying Agent.

(3)       Manner of Payment – Other Specified Currencies

Payment of any amount payable on any Supplemental Obligation in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an interest payment date), this Supplemental Obligation must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Debt Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Debt Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Debt Security and may be deducted from the payment by the Company or the Paying Agent.

(4)       Manner of Payment – Global Securities

Notwithstanding any provision of this Debt Security or the Indenture, the Company may make any and all payments of principal and any premium and interest on any Supplemental Obligation pursuant to the applicable procedures of the Depositary for this Debt Security as permitted in Section 3.01 of the Indenture. Notwithstanding the foregoing, whenever the provisions hereof require that this Supplemental Obligation be surrendered against payment of the principal and any premium and interest, such surrender may be effected by means of an appropriate adjustment to Annex A hereto to reflect the discharge of such payment, such an adjustment shall be made by the Trustee in a manner not inconsistent with the procedures of the Depositary, and in such circumstances this Supplemental Obligation need not be surrendered.

(5)       Payments Due on a Business Day

Notwithstanding any provision of this Debt Security or the Indenture, where any interest payment date, redemption date, repayment date or maturity date of any Supplemental Obligation shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date, redemption date, repayment date, or at the maturity date; provided, however, that no interest shall accrue for the period from and after such interest payment date, redemption date, repayment date or maturity, date as the case may be, to the date of such payment.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

HSBC BANK PLC, as Issuer

Dated: , 2022	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
	Title:	Authorized Signatory

[REVERSE OF SECURITY]

Securities and the Indenture

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Debt Securities”) issued and to be issued in one or more series under an Indenture, dated as of August 31, 2022, relating to Senior Debt Securities (as it has been and may be further supplemented from time to time, the “Indenture”), between the Company and Computershare Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Indenture and any Pricing Supplement, the Pricing Supplement shall prevail with respect to the applicable Supplemental Obligation, to the extent lawful.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Annex A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

Series and Denominations

This Debt Security is one of the series of Debt Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Debt Securities designated as Notes Series 1.

The Supplemental Obligations of any series are issuable only in registered form without coupons in “Authorized Denominations,” which term shall have the following meaning. For each Supplemental Obligation of any series having a principal amount payable in U.S. dollars, unless otherwise specified in the applicable Pricing Supplement, the Authorized Denominations shall be $1,000 and multiples thereof.

Redemption at the Company’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be redeemable at the option of the Company before the maturity date. In the event the Company elects to redeem this Supplemental Obligation, notice will be given to registered holders in the manner specified in the applicable Pricing Supplement.

In the event of redemption of this Supplemental Obligation in part only, appropriate annotation of such partial redemption shall be made on Annex A.

Unless otherwise set forth in the applicable Pricing Supplement, a sinking fund provision will not be applicable.

Repayment at the Holder’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be repayable at the option of the Holder before the maturity date. If the applicable Pricing Supplement provides otherwise, then the procedures for such repayment will be set forth in that Pricing Supplement.

Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Debt Security of any Series is registrable in the Security Register, upon surrender of a Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on any Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debt Securities of the same series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of any series are exchangeable for a like aggregate principal amount of Debt Securities of the same series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, duty, assessment or other governmental charge payable in connection therewith.

Prior to due presentment of any Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the owner hereof for all purposes, whether or not the Debt Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Debt Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities. Any such exchange shall be recorded by the Trustee on Annex B hereto.

This Debt Security is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Any such exchange shall be recorded by the Trustee on Annex B hereto. Each such replacement Global Security that is a Master Note shall reflect such series of Debt Securities that the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Debt Security as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Debt Security.

Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Debt Security or of any series of Debt Securities or certain restrictive covenants and Events of Default with respect to a Debt Security or a series of Debt Securities, in each case upon compliance with certain conditions set forth in the Indenture. Such provisions are applicable to a particular Supplemental Obligation or series of Debt Securities only to the extent specified in the applicable Pricing Supplement with respect to such Supplemental Obligation.

Default

If an Event of Default with respect to a Supplemental Obligation of any series evidenced hereby shall occur and be continuing, the principal of such Debt Securities plus any accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture and the applicable Pricing Supplement with respect to such Supplemental Obligation. Upon payment (i) of the amount of principal and any accrued and unpaid interest so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and any interest on such Supplemental Obligation shall terminate.

Remedies

If an Event of Default with respect to a Supplemental Obligation occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of this series may declare this Supplemental Obligation to be due and payable immediately in the amounts and as described in the applicable Pricing Supplement, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on this Supplemental Obligation shall terminate.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on any Supplemental Obligation at the times, place and rate, and in the coin or currency, herein prescribed.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected as described in the Indenture.

The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series to, on behalf of the Holders of all the Debt Securities of any such series, waive any past default under the Indenture with respect to such series and its consequences, with certain exceptions. Upon any such waiver, such default shall cease to exist, and any Event of Default (as defined in the Indenture) arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Ranking

This Debt Security and each Supplemental Obligation represented hereby constitute direct unsecured senior obligations of the Company and will each rank on a parity with all of the other unsecured and unsubordinated senior indebtedness of the Company, present and future, except for such obligations as are preferred by operation of law. This Debt Security and each Supplemental Obligation represented hereby are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

Additional Amounts

Unless otherwise set forth in the applicable Pricing Supplement, Additional Amounts shall be payable on this Debt Security and each Supplemental Obligation represented hereby, pursuant to Section 12.06 of the Indenture.

UK Bail-in Liability

This Debt Security and each Supplemental Obligation represented hereby are subject to the UK Bail-in Liability provisions of Section 1.18 of the Indenture.

Definitions

All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

This Debt Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee or Paying Agent Notation

ANNEX B

SCHEDULE OF EXCHANGES OF SUPPLEMENTAL OBLIGATIONS

The following exchanges of a part of this Master Global Security for physical certificates or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

ANNEX C

CUSIP NO.

Supplemental Obligation No.

Pricing Supplement No. and Date

ORIGINAL ISSUE DATE:

HSBC BANK PLC

SENIOR DEBT SECURITIES, NOTES SERIES 1

(MASTER NOTE)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION REFERENCED IN THIS NOTICE IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Supplemental Obligation are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Supplemental Obligation, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Supplemental Obligation, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a telex, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Supplemental Obligation, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that an appropriate adjustment to Annex B to the Master Global Security, with such adjustment to be made by the Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for the Debt Security, will be made to reflect the discharge of such Supplemental Obligation to be repaid herewith, not later than five Business Days after the date of such telex, facsimile transmission or letter (provided that this form, duly completed and signed, is also received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

Computershare Trust Company, N.A.

600 South 4th Street, 7th Floor

Minneapolis, Minnesota 55415

or at such other place as the Company or the Trustee shall notify the holder of such Debt Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Debt Security or Debt Securities to be issued (if any) to the Holder in respect of the portion of such Supplemental Obligation not being repaid (in the absence of any specification, one Debt Security will be issued in respect of the portion not being repaid):

Date:	By:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Debt Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT _ Custodian (Cust) (Minor) Under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Date:	By:

Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.

Section 2.06.             Responsibility of Trustee with respect to Master Global Securities.

In addition to all other duties of the Trustee in connection with the issuance of Debt Securities hereunder, the Trustee shall be required to maintain each of the Pricing Supplements and other documents from which the terms of the Debt Securities are incorporated by reference into any Master Global Security and to notate the issuance of any Supplemental Obligation thereunder as directed by Company Order. Such notation shall, with respect to any Supplemental Obligation, be deemed to constitute the authentication of such Supplemental Obligation for purposes of the Indenture.

ARTICLE III
THE DEBT SECURITIES

Section 3.01.             Amount Unlimited; Issuable in Series. The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions, and, subject to Section 3.03, set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following, as applicable:

(1)                the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other series of Debt Securities);

(2)                the limit, if any, upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Section 3.04, 3.05, 3.06, 11.06 or 13.08);

(3)                the dates on which or periods during which the Debt Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the Debt Securities of such series are or may be payable;

(4)                the rate or rates or the method of determination thereof at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, and, in the case of Registered Securities, the Regular Record Dates for the interest payable on such Interest Payment Dates or the method by which such date or dates will be determined;

(5)                the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where (i) the principal of and premium, if any, and any interest on the Debt Securities of the series will be payable, (ii) Debt Securities of the series may be surrendered for registration of transfer, (iii) Debt Securities of the series may be surrendered for exchange and (iv) notices to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served;

(6)                the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of the series may be redeemed, if any, in whole or in part, at the option of the Company or otherwise;

(7)                if other than denominations of $1,000 and any integral multiple thereof, the denominations in which individual Debt Securities of the series shall be issuable;

(8)                if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(9)                if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of Debt Securities of the series that will be payable upon declaration of acceleration of the Maturity thereof;

(10)             if other than Dollars, the Currency in which Debt Securities of the series shall be denominated or in which payment of the principal and premium, if any, or any interest on the Debt Securities of the series shall be payable and any other terms concerning such payment;

(11)             any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance) or a combination thereof, used to determine the amount of payments of principal, premium, if any, and any interest on the Debt Securities of the series and the manner in which those amounts will be determined;

(12)             if the principal of, premium, if any, or any interest on Debt Securities of the series is to be payable in other than or in combination with Currency, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or any interest is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

(13)             if the principal of, premium, if any, or any interest, if any, on Debt Securities of the series are to be payable, at the election of the Company or a Holder of Debt Securities, in a Currency other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Debt Securities are denominated or payable without such election and the Currency in which the Debt Securities are to be paid if such election is made;

(14)             if the principal of, premium, if any, or any interest on the Debt Securities are to be payable, at the election of the Company or a Holder, in Currency, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

(15)             if, at the election of the Company or a Holder, the Debt Securities are to be convertible into, or redeemable or exchangeable for, Currency, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

(16)             any provisions relating to the extension of, maturity of, or the renewal of, Debt Securities of the series;

(17)             whether provisions relating to defeasance and covenant defeasance will be applicable to such series of Debt Securities of the series;

(18)             any provisions granting special rights to Holders of Debt Securities of the series upon the occurrence of specified events;

(19)             any modifications, deletions or additions to the Defaults or covenants of the Corporation with respect to the Debt Securities of the series;

(20)             whether any Debt Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, if so, (ii) the Depositary for such Global Securities and (ii) the terms and conditions, if any, upon which interests in such Global Securities may be exchanged in whole or in part for the individual Debt Securities represented thereby;

(21)             the date as of which any temporary Global Security will be dated if other than the original issuance date of the first Debt Security of that series to be issued;

(22)             the Person to whom any interest on any Registered Debt Securities of the series will be payable, if other than the Registered Holder, and the extent to which and manner that any interest payable on a temporary Global Security will be paid if other than as specified in this Indenture;

(23)             the form and/or terms of certificates, documents or conditions, if any, for Debt Securities of the series to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such Series);

(24)             whether Additional Amounts, pursuant to Section 12.06, shall not be payable by the Company; and

(25)             any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or with the provisions of this Indenture).

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and, unless otherwise provided, additional Debt Securities of such series may be issued, with identical terms to those previously issued except for the date of issuance thereof.

If any of the terms of a series of Debt Securities are established in or pursuant to one or more Board Resolutions, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 3.02.             Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Debt Securities of any series, the Debt Securities of such series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in Dollars.

Section 3.03.             Execution, Authentication, Delivery and Dating. (a) The Debt Securities of any series shall be executed on behalf of the Company by any Executive Director, Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Co-CEO of Global Banking and Markets, the Head of Markets & Securities Services (Europe and North America), the Treasurer of the Company, or any delegate of any of the foregoing. The signature of any of these officers may be manual or facsimile.

Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

(b)       At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities. The Trustee shall thereupon, in accordance with the Company Order, authenticate and deliver such Debt Securities. The Trustee shall receive, prior to the authentication and delivery of the first Debt Securities of such series, the supplemental indenture or the Board Resolution by or pursuant to which the form and terms of such Debt Securities have been approved, an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Debt Securities have been complied with and as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default and an Opinion of Counsel stating that:

(1)                all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

(2)                the forms and terms of such Debt Securities have been established in conformity with the provisions of this Indenture;

(3)                in the event that the forms or terms of such Debt Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object;

(4)                the execution and delivery of such Debt Securities have been duly authorized by all necessary corporate action of the Company and such Debt Securities have been duly executed by the Company, and, assuming due authentication by the Trustee and delivery by the Company, are valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object; and

(5)                the amount of Debt Securities Outstanding of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture on the amount of Debt Securities of such series that may be authenticated and delivered.

If all of the Debt Securities of a series are not to be originally issued at the same time, then the Opinion of Counsel, Officers’ Certificate or other documents required to be delivered pursuant to this Section 3.03(b) need be delivered only once, prior to the authentication and delivery of the first Debt Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to this Section 3.03(b) shall be true and correct as if made on such date.

(c)       If the Company shall establish pursuant to Section 3.01 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, upon receipt by the Trustee of the Company Order authorizing such authentication, authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or to the common depositary for such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect “Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

(d)       Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Exchange Act and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Exchange Act including, without limitation, Euroclear Bank SA/NV and Clearstream Banking, S.A.

(e)       The Trustee shall not be required to authenticate any Debt Securities if the issuance of such Debt Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(f)       Each Debt Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Debt Securities of any series.

(g)       No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of one of its authorized officers, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(h)       The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Indenture, the Debt Securities or in any other certificate, agreement or document related to this Indenture or the offering and sale of the Debt Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture, the Debt Securities and any other documents to be delivered in connection herewith may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, the Debt Securities or such other documents are the same as manual signatures for the purposes of validity, enforceability and admissibility. The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 3.04.             Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as conclusively evidenced by their execution of such Debt Securities. Any such temporary Debt Security may be in global form, representing all or a portion of the Outstanding Debt Securities of such series. Every such temporary Debt Security shall be executed by the Company and shall be authenticated and delivered by the Trustee or the Authenticating Agent, as the case may be, upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Security or Securities in lieu of which it is issued.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in Section 3.05 in connection with a transfer, and upon surrender for cancellation of any one or more temporary Debt Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to this Section 3.04 or Section 3.05, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05.             Paying Agent, Registration, Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Registered Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers and exchanges of Registered Securities and the address at which notice and demand to or upon the Company in respect of this Indenture and the Debt Securities may be served by the Holders of Debt Securities. HSBC Bank USA, National Association is hereby appointed “Paying Agent” and “Security Registrar” for the purpose of registering Registered Securities and registering transfers and exchanges of Registered Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Company or the Trustee.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount, bearing a number not contemporaneously Outstanding and containing identical terms and provisions.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Registered Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount containing identical terms and conditions, upon surrender of the Registered Securities to be exchanged at the office or agency of the Company maintained for such purpose.

Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities that the Holder making the exchange is entitled to receive.

(b)       If at any time the Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Debt Securities of such series or if at any time the Depositary for the Debt Securities of such series shall no longer be eligible under Section 3.03(d), the Company shall appoint a successor Depositary with respect to the Debt Securities of such series. If a successor Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series, will authenticate and deliver, individual Debt Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing Debt Securities of such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series, will authenticate and deliver, individual Debt Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing Debt Securities of such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Debt Securities, the Depositary for such series of Debt Securities may surrender a Global Security for such series of Debt Securities in exchange in whole or in part for individual Debt Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)                  to each Person specified by such Depositary a new individual Debt Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii)                to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Debt Securities delivered to Holders thereof. In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Debt Securities in registered form in authorized denominations.

Upon the exchange of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Trustee. Individual Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

(c)       All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange.

Every Registered Security presented or surrendered for transfer or exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge will be made for any transfer or exchange of Debt Securities except as provided in Section 3.04 or Section 3.06. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Debt Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company or the Trustee, as applicable, shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption under Section 13.03 and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Section 3.06.             Mutilated, Destroyed, Lost and Stolen Debt Securities. If (i) any mutilated Debt Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay the amount due on such Debt Security in accordance with its terms.

Upon the issuance of any new Debt Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Debt Security of any series issued pursuant to this Section 3.06 shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

Section 3.07.             Payment of Interest; Interest Rights Preserved. (a) Interest on any Registered Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the Regular Record Date. Payment of interest on Registered Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to Section 3.01 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder, by wire transfer to an account designated by the Registered Holder.

(b)       Any interest on any Debt Security of any series that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall, if such Debt Security is a Registered Security, forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such a Registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)                The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Registered Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                The Company may make payment of any Defaulted Interest on Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)       Subject to the foregoing provisions of this Section 3.07, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.

Section 3.08.             Cancellation. Unless otherwise specified pursuant to Section 3.01 for Debt Securities of any series, all Debt Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly canceled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debt Securities held by the Trustee shall be returned to the Company. The acquisition of any Debt Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities are surrendered to the Trustee for cancellation.

Section 3.09.             Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.10.             CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers to identify such Debt Securities (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” or similar numbers.

Section 3.11.             Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

Section 3.12.             Currency of Payments in Respect of Securities. (a) Except as otherwise specified pursuant to Section 3.01 for Registered Securities of any series, payment of the principal of and premium, if any, and interest on Registered Securities of such series will be made in Dollars.

(b)       For purposes of any provision of Indenture where the Holders of Outstanding Debt Securities may perform an action that requires that a specified percentage of the Outstanding Debt Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and premium, if any, and any interest on the Debt Securities of all series in respect of which moneys or other property are to be disbursed ratably, the principal of and premium, if any, and any interest on the Outstanding Debt Securities denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Debt Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(c)       Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Company; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Debt Securities.

ARTICLE IV
SATISFACTION AND DISCHARGE

Section 4.01.             Satisfaction and Discharge of Indenture. This Indenture, with respect to the Debt Securities of any series (if all series issued under this Indenture are not to be affected) shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal of (and premium, if any) and interest on such Debt Securities) and the Trustee, upon receipt of a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)                either

(A)       all Debt Securities of such series theretofore authenticated and delivered (other than (i) Debt Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06 and (ii) Debt Securities of such series for whose payment money, securities, commodities, other property or a combination thereof, as specified pursuant to Section 3.01 has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

(B)       all Debt Securities of such series not theretofore delivered to the Trustee for cancellation,

(i)                  have become due and payable, or

(ii)                will become due and payable at their Stated Maturity within one year, or

(iii)              are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under applicable bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Debt Securities shall not be deemed terminated or discharged;

(2)                the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 12.03 shall survive.

Section 4.02.             Application of Trust Money. Subject to Section 6.07 and the provisions of the last paragraph of Section 12.03, all money, securities, commodities, other property or combination thereof deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, or of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee, except that such money or other property need not be segregated from other funds except to the extent required by applicable law.

Section 4.03.             Indemnity. The Company shall pay and indemnify the Trustee and the Holders of Debt Securities of any series as to which the Company’s obligations under this Indenture have terminated against any tax, fee or other charge resulting from the deposit of cash or other property in accordance with Section 4.01 and termination of the Company’s obligations under this Indenture with respect to the Debt Securities of such series.

ARTICLE V
REMEDIES

Section 5.01.             Events of Default. “Event of Default” wherever used herein with respect to Debt Securities of any series means any one of the following events:

(1)                default in the payment of any interest upon any Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 14 days after notice has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series (whatever the reason for such default and whether it shall be voluntary or involuntary or, subject to the last two paragraphs of Section 5.03, be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body); or

(2)                default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity and continuance of such default for a period of 14 days after notice has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series (whatever the reason for such default and whether it shall be voluntary or involuntary or, subject to the last two paragraphs of Section 5.03, be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body); or

(3)                default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Debt Securities of a series other than such series) or established in or pursuant to the Board Resolution or supplemental indenture, as the case may be, pursuant to which the Debt Securities of such series were issued as contemplated by Section 3.01, and continuance of such default or breach for a period of 60 days after there has been given (x) by registered or certified mail notice to the Company by the Trustee or (y) written notice to the Company and the Trustee from the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series and requiring such default to be remedied; or

(4)                an order is made or an effective resolution is passed for the winding up of the Company in England (otherwise than in connection with a scheme of reconstruction or amalgamation the terms of which shall previously have been approved in writing by a meeting of Holders of the relevant series of Debt Securities in accordance with Article IX hereof); or

(5)                any other Event of Default provided with respect to Debt Securities of that series pursuant to Section 3.01.

Section 5.02.             Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Indexed Securities, such portion of the principal amount of such Indexed Securities as may be specified in the terms of such Securities) of and all accrued but unpaid interest on all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and interest shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Debt Securities of such series shall terminate.

At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)                the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)       all overdue installments of interest on all Debt Securities of such series,

(B)       the principal of (and premium, if any, on) any Debt Securities of such series that have become due and payable otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

(C)       to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security at the rate or rates prescribed therefor in such Debt Securities, and

(D)       all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                all Events of Default with respect to Debt Securities of such series, other than the nonpayment of principal of and interest on Debt Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Discount Securities.

Section 5.03.             Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1)                default is made in the payment of any installment of interest on any Debt Security of any series when such interest becomes due and payable and such default continues for a period of 14 days after notice has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series, or

(2)                default is made in the payment of the principal of (or premium, if any, on) any Debt Security of any series at the Maturity thereof and such default continues for a period of 14 days after notice has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series;

then, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Debt Securities of such series, the entire amount then due and payable on such Debt Securities, for the principal (and premium, if any) and interest, if any, and interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates prescribed therefor in such Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities of such series, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities of such series wherever situated.

If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee and Holders of Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim with respect to the Debt Securities or this Indenture that they might otherwise have against the Company.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Debt Securities shall not be a default in respect of such Debt Securities if such payment is withheld or refused (i) in order to comply with any law or regulation or with the order of any court of competent jurisdiction or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with written advice given to the Company as to such validity or applicability at any time before the expiry of such period of 14 days by independent legal advisors acceptable to the Trustee (the “Withheld Amount”); provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days after the Trustee gives written notice to the Company informing it of such determination.

In lieu of the Trustee taking the above actions, upon failure to make payment, if lawful, the Company may place the Withheld Amounts or a sum equal to the Withheld Amounts promptly on interest bearing deposit set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Debt Securities. The Company will give notice if at any time it is lawful to pay any Withheld amounts to the Holders or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date shall be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, the Company shall be bound to pay the Withheld Amount together with interest accrued on it. Payment of the Withheld Amounts will be subject to applicable laws, regulations or court orders, without prejudice to Section 12.06. Interest accrued on any Withheld Amount shall be paid net of any taxes required by applicable law to be withheld or deducted and the Company shall not be obliged to pay any Additional Amounts in respect of any such withholding or deduction.

Section 5.04.             Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under applicable bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities, of a particular series or the property of the Company or of such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                  to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debt Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Debt Securities allowed in such judicial proceeding, and

(ii)                to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.             Trustee May Enforce Claims Without Possession of Debt Securities. All rights of action and claims under this Indenture or the Debt Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of such Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.

Section 5.06.             Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities of any series in respect of which money or other property has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First, to the payment of all amounts due the Trustee under Section 6.07;

Second, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities of such series, in respect of which or for the benefit of which such money or other property has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively; and

Third, the balance, if any, to the Person or Persons entitled thereto.

Section 5.07.             Limitation on Suits. No Holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series;

(2)                the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee, in its reasonable discretion, against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or of the Holders of Outstanding Debt Securities of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 5.07, each and every Holder of Debt Securities of any series and the Trustee for such series shall be entitled to such relief as can be given at law or in equity.

Section 5.08.             Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.

Section 5.09.             Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.             Right and Remedies Cumulative. Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.             Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.             Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; provided that:

(1)                such direction shall not be in conflict with any rule of law or with this Indenture;

(2)                subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed might result in personal liability or would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction; and

(3)                the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 5.13.             Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)                in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or

(2)                in respect of a covenant or provision hereof that under Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.             Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder of a Debt Security for the enforcement of the payment of the principal of (or premium, if any) or interest on such Debt Security on or after the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15.             Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI
THE TRUSTEE

Section 6.01.             Certain Duties and Responsibilities. (a) With respect to Debt Securities of any series, except during the continuance of an Event of Default with respect to the Debt Securities of such series,

(1)                the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon an Officers’ Certificate or Opinion of Counsel or any other certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any Officers’ Certificate or Opinion of Counsel or any other such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)       In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(3)                this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(4)                the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(5)                the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it, with respect to Debt Securities of any series, in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debt Securities of any such series; and

(6)                the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.             Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any series, the Trustee shall by the pertinent methods provided in Section 1.05 give notice to all Holders of Debt Securities of such series of each default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, the Trustee shall be protected in withholding such notice if and so long a Responsible Officer or Responsible Officers of the Trustee in good faith determine(s) that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; provided further that in the case of any default of the character specified in Section 5.01(3) with respect to Debt Securities of such series no such notice to Holders shall be given until at least 60 days after the occurrence thereof and provided further that the Trustee shall not be deemed to have knowledge of an Event of Default unless either (A) a Responsible Officer of the Trustee assigned to the Trustee’s Corporate Trust Administration Department shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company or from any Holder, or from the trustee under any mortgage, indenture or other instrument referred to in Section 5.01(c). For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

Section 6.03.             Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

(a)       the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d)       the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee, in its reasonable discretion, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)       the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(i)       in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)       the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person appointed to act hereunder in accordance with the terms hereof.

(k)       it shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Company or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Company or such other persons to perform any act required of them by this Indenture; and

(l)       the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 6.04.             Not Responsible for Recitals or Issuance of Debt Securities. The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Debt Securities of any series or to any prospectus relating to the series of Debt Securities. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

Section 6.05.             May Hold Debt Securities. The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities, and, subject to Sections 3.10(a)(5), 3.10(b) and 3.11 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06.             Money Held in Trust. Money or other property held by the Trustee or any Paying Agent (except the Company) in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money or other property received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07.             Compensation and Reimbursement. The Company agrees:

(1)                to pay to the Trustee from time to time such compensation in Dollars for all services rendered by it hereunder as may be mutually agreed upon in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction; and

(3)                to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and the enforcement of this Section 6.07.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 5.01(4), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar laws.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Debt Securities, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Debt Securities. The provisions of this Section 6.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 6.08.             Disqualification, Conflicting Interests. (a) The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

(b)       If Section 3.10(b) of the Trust Indenture Act is amended at any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Debt Securities of any series or to change any of the definitions in connection therewith, this Section 6.08 shall be automatically amended to incorporate such changes.

Section 6.09.             Corporate Trustee Required, Eligibility. There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having its Corporate Trust Office or an agency in New York, New York; provided, however, that if Section 3.10(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 6.09 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall comply with Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.             Resignation and Removal, Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)       The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series at the cost of the Company.

(c)       The Trustee may be removed at any time with respect to the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series at the cost of the Company.

(d)       If at any time:

(1)                the Trustee shall fail to comply with Section 6.08(a) with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

(2)                the Trustee shall cease to be eligible under Section 6.09 with respect to the Debt Securities of any series and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

(3)                the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

(4)                the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(f)       The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 1.05 to the Holders of Debt Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11.             Acceptance of Appointment by Successor. (a) In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

(b)       In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

(c)       Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.             Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13.             Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14.             Appointment of Authenticating Agent. As long as any Debt Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of such series issued upon exchange, registration of transfer, partial redemption or pursuant to Section 3.06. Debt Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee for such series or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 (determined as provided in Section 6.09 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency business or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

Upon receiving such a notice of resignation, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more of all series of Debt Securities, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 1.05. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation including reimbursement of its reasonable expenses for its services. The Authenticating Agent for the Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.

ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.             Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee with respect to Registered Securities of each series for which it acts as Trustee:

(a)       semiannually, not later than 15 days after the Regular Record Date for interest for each series of Debt Securities, of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of the Regular Record Date, respectively; and

(b)       at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 7.02.             Preservation of Information; Communication to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01, received by it in the capacity of Paying Agent or Security Registrar (if so acting) hereunder, and filed with it within the two preceding years pursuant to Section 7.04(2).

The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished, destroy any information received by it as Paying Agent or Security Registrar (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent or Security Registrar (if so acting) hereunder upon the receipt of a new list so delivered, and destroy not earlier than two years after filing, any information filed with it pursuant to Section 7.04(2).

(b)       If three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election either:

(i)                  afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(ii)                inform such applicants as to the approximate number of Holders of Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to the Holders of Debt Securities of such series or all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or all Holders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)       Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03.             Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 3.13(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 3.13(a).

(b)       A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Debt Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.04.             Reports by Company. The Company will:

(1)                file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as filed with the Commission); or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be required from time to time in such rules and regulations, it being understood that the Trustee shall have no responsibility to determine whether any documents have been filed on the Commission or national securities exchange system;

(2)                file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)                transmit to all Holders of Debt Securities, in the manner and to the extent provided in Section 7.03, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 7.04 as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

ARTICLE VIII
CONCERNING THE HOLDERS

Section 8.01.             Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Outstanding Debt Securities of any series may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced (a) by the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Section 8.02.             Proof of Ownership; Proof of Execution of Instruments by Holders. The ownership of Registered Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Registrar for such series.

Subject to the provisions of Sections 6.01, 6.03 and 9.05, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in the following manner:

The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgment of deeds, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

If the Company shall solicit from the Holders of Debt Securities of any series any Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to take such Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and any Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or any agent of the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

Section 8.03.             Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt Security the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such Act may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.02, revoke such Act so far as it concerns such Debt Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of such Debt Security and of any Debt Securities issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities.

ARTICLE IX
HOLDERS’ MEETINGS

Section 9.01.             Purposes of Meetings. A meeting of Holders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(1)                to give any notice to the Company or to the Trustee for such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;

(2)                to remove the Trustee for such series and appoint a successor Trustee pursuant to the provisions of Article VI;

(3)                to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4)                to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Outstanding Debt Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02.             Call of Meetings by Trustee. The Trustee for any series may at any time call a meeting of Holders of such series to take any action specified in, to be held at such time or times and at such place or places as the Trustee for such series shall determine. Notice of every meeting of the Holders of any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of such series in the manner and to the extent provided in Section 1.05. Such notice shall be given not less than 20 days or more than 90 days prior to the date fixed for the meeting.

Section 9.03.             Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of a series or of all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of any or all such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after the receipt of such request, then the Company or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

Section 9.04.             Qualifications for Voting. To be entitled to vote at any meeting of Holders of any series a Person shall be (a) a Holder of a Debt Security of the series with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

Section 9.05.             Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities of such series, in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of such series as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

Subject to the provisos in the definition of “Outstanding,” at any meeting each Holder of a Debt Security of the series with respect to which such meeting is being held or proxy therefor shall be entitled to vote in such manner so that whether the specified percentage required for any Act has been voted may be calculated by the inspectors; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Debt Securities of such series held by him or instruments in writing duly designating him as the Person to vote on behalf of other Holders of Debt Securities of such series. At any meeting of Holders duly called pursuant to the provisions of Section 9.02 or 9.03 the presence of Persons holding or representing Debt Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.             Voting. The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section 9.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.             No Delay of Rights by Meeting. Nothing in this Article IX contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of the Indenture or of the Debt Securities of any series.

ARTICLE X
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.01.          Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)                the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “successor corporation”) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities (including all Additional Amounts, if any, payable pursuant to Section 12.06) and the performance of every covenant of this Indenture on the part of the Company to be performed or observed (provided, however, that, for the purposes of the Company’s obligation to pay Additional Amounts, if any, payable pursuant to Section 12.06 in respect of the Debt Securities, references to such successor entity’s country of organization shall be added to references to the United Kingdom);

(2)                immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)                the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease, and the assumption by any successor entity, and such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02.          Successor Corporation Substituted. Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.

Section 10.03.          Assumption of Obligations. With respect to the Debt Securities of any series, a holding company of the Company or any subsidiary of the Company (a “successor entity”) may assume the obligations of the Company (or any corporation which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on), or interest on and any additional amount required to be paid in accordance with the provisions of this Indenture or such Debt Securities in respect of the Debt Securities and the performance of each covenant of this Indenture and the Debt Securities on the part of the Company to be performed or observed provided, that

(1)                the successor entity shall expressly assume such obligations by an amendment to this Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to the Indenture, unconditionally guarantee all of the obligations of such successor entity under the Debt Securities of such series and the Indenture as so modified by such amendment (provided, however, that, for the purposes of the Company’s obligation to pay to Holders all Additional Amounts, if any, payable pursuant to Section 12.06 in respect of the Debt Securities, references to such successor entity’s country of organization will be added to references to the United Kingdom);

(2)                such successor entity shall confirm in such amendment to this Indenture that such successor entity will pay to the Holders all Additional Amounts, if any, payable pursuant to Section 12.06 in respect of all the Debt Securities (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

(3)                immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with respect to any such Debt Securities with the same effect as if such successor entity had been named as the Company in this Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Debt Securities except as provided in Clause (1) above.

In the event of any such assumption, any Additional Amounts, if any, payable pursuant to Section 12.06 will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized (subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of Taxes imposed by any Taxing Jurisdiction) rather than Taxes imposed by any Taxing Jurisdiction; provided, however, that if the Company makes payment under the guarantee, the Company shall be required to pay Additional Amounts related to Taxes (subject to the exceptions set forth in Section 12.06) imposed by any Taxing Jurisdiction by reason of such payments.

Section 10.04.          Opinion of Counsel. The Trustee shall receive and, subject to Sections 6.01 and 6.03, shall be protected in relying upon an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article X.

ARTICLE XI
SUPPLEMENTAL INDENTURES

Section 11.01.          Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company herein and in the Debt Securities contained; or

(2)                to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3)                to add any additional defaults or Events of Default (and, if such defaults or Events of Default are to be applicable to less than all series of Debt Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

(4)                to change or eliminate any restrictions on the payment of principal of (or premium, if any, on) Registered Securities, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect, or to permit or facilitate the issuance of Debt Securities of any series in uncertificated form; or

(5)                to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

(6)                to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 3.01; or

(7)                to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(8)                to evidence any changes to Section 6.08 or 6.09 permitted by the terms thereof; or

(9)                to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; or

(10)             to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provision of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of such supplemental indenture in any material respect.

Section 11.02.          Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture voting separately, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby,

(1)                change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount provable in bankruptcy pursuant to Section 5.04, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 12.06 (except as contemplated by Section 10.01(1) and permitted by Section 11.01(1)) on the Debt Securities, or adversely affect any right of repayment at the option of any Holder of any Debt Security, or change any Place of Payment where, or the currency or other property in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be); or

(2)                reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(3)                modify any of the provisions of this Section 11.02, Section 5.13 or Section 12.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and noncomitant changes in this Section 11.02 and Section 12.05, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 11.01(7).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture with respect to one or more particular series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Section 11.03.          Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.

Section 11.04.          Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.05.          Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 11.06.          Reference in Debt Securities to Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.

Section 11.07.          Notice of Supplemental Indenture. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 11.02, the Company shall transmit to the Holders of Debt Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture.

ARTICLE XII
COVENANTS

Section 12.01.          Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Debt Securities, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities in accordance with the terms of the Debt Securities and this Indenture.

Section 12.02.          Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities may be presented or surrendered for payment (and in any event, at least one such office or agency outside the United Kingdom), where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

Section 12.03.          Money for Debt Securities; Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities it will, prior to each due date of the principal (and premium, if any) or interest on any Debt Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 12.04, that such Paying Agent will:

(1)                hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                give the Trustee written notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of principal of (and premium, if any) or interest on the Debt Securities of such series; and

(3)                at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money or other property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or other property, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 1.05, notice that such money or other property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money or other property then remaining will be repaid to the Company, subject to applicable escheatment laws.

Section 12.04.          Officers’ Certificate as to Default. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observation of any of the terms, provisions and conditions of this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge. Such compliance shall be determined without regard to periods of grace or notice requirements.

The Company will deliver written notice to the Trustee promptly after any officer of the Company has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would be comes an Event of Default under Section 5.01(3).

Section 12.05.          Waiver of Certain Covenants. The Company may omit in any particular instance to comply, if so provided pursuant to Section 3.01, with any covenant specified pursuant to Section 3.01 with respect to the Debt Securities of any series if, before the time for such compliance, the Holders of at least 66 2/3% in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant shall remain in full force and effect.

Section 12.06.          Additional Amounts. (a) Unless otherwise specified in any Board Resolution establishing the terms of a series in accordance with Section 3.01, any amounts to be paid by the Company on any series of Debt Securities shall be paid without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Company shall pay such additional amounts in respect of payments of interest only (and not principal) on such Debt Securities (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, will be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of such Debt Securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which: (i) would not be payable or due but for the fact that the Holder or the beneficial owner of the Debt Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Debt Security, or the collection of interest payments on, or the enforcement of, any Debt Security; (ii) would not be payable or due but for the fact that the certificate representing the relevant Debt Securities (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period; (iii) would not have been imposed if presentation for payment of the certificate representing the relevant Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (v) is imposed because of the failure to comply by the Holder or the beneficial owner of the Debt Securities or the beneficial owner of any payment on such Debt Securities with a request from the Company addressed to the Holder or the beneficial owner, including a written request from the Company related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or (vii) is imposed in respect of any combination of the above items.

(b)       To the extent any Additional Amounts are payable on the Debt Securities of a particular series, the Company shall inform the Paying Agent pursuant to a written notice of the Additional Amount that shall be payable for each $1,000 denomination (or other minimum denomination as may be specified pursuant to Section 3.01) of the Debt Securities of such series. Upon receipt of such written notice by the Company regarding a Holder’s eligibility for payment and the amount to be paid, the Paying Agent shall make such payment. For the avoidance of doubt, the Paying Agent shall have no liability whatsoever to pay any Additional Amounts or to determine whether Additional Amounts are due.

(c)       Any amounts to be paid by the Company on any series of Debt Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

(d)       With respect to any series of Debt Securities, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Debt Securities of such series and this Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the Debt Securities of such series and this Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this Section 12.06(d) shall be treated as paid to the Holder of a Debt Security, and the Company shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this Section 12.06 explicitly provide otherwise.

ARTICLE XIII
REDEMPTION OF DEBT SECURITIES

Section 13.01.          Applicability of Article. Debt Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series) in accordance with this Article XIII.

Section 13.02.          Election to Redeem; Notice to Trustee. The election of the Company to redeem any Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series pursuant to Section 13.03, the Company shall, at least 60 days prior to the giving of notice of redemption in Section 13.04 by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In case of any redemption at the election of the Company of all of the Debt Securities of any series, the Company shall, at least 45 days prior to the giving of notice of redemption in Section 13.04 fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restrictions.

Section 13.03.          Selection by Trustee of Debt Securities To Be Redeemed. If less than all the Debt Securities of any series are to be redeemed at the option of the Company, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof) of the principal amount of Debt Securities of such series in a denomination larger than the minimum authorized denomination for Debt Securities of such series. In any case where more than one Registered Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series.

The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security that has been or is to be redeemed.

Section 13.04.          Notice of Redemption. Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date, to the Holders of Debt Securities of any series to be redeemed in whole or in part pursuant to this Article XIII, in the manner provided in Section 1.05. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Debt Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Debt Security of such series.

All notices of redemption shall identify the Debt Securities to be redeemed (including CUSIP numbers) and shall state:

(1)                the Redemption Date,

(2)                the Redemption Price,

(3)                that Debt Securities of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Debt Securities of such series or a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption,

(4)                if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed,

(5)                that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date,

(6)                the Place or Places of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price,

(7)                if any Debt Security of any series is to be redeemed in part, that on and after the Redemption Date, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series in principal amount equal to the unredeemed portion thereof will be issued or, in the case of Debt Securities providing appropriate space for such notation, at the option of the Holder, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 13.05.          Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust), in immediately available funds, an amount of money or other property in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debt Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities or portions thereof which are to be redeemed on that date.

Section 13.06.          Debt Securities Payable on Redemption Date. (a) Notice of redemption having been given as aforesaid, any Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Debt Securities shall be payable according to the terms of such Debt Securities and the provisions of Section 3.07.

(b)       If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.

Section 13.07.          Debt Securities Redeemed in Part. Any Debt Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 13.08.          Optional Redemption in the Event of Change in Tax Treatment. In addition to any redemption provisions that may be specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 10 nor more than 60 days’ notice, at any time at a Redemption Price equal to 100% of the principal amount (or, in the case of Indexed Securities, the amount specified under Section 3.01, or in the case of Discount Securities, the accreted face amount) thereof (or premium, if any), together with accrued but unpaid interest, if any, in respect of such Debt Securities to the date fixed for redemption, if, at any time, the Company shall determine that (a) in making payment under such Debt Securities in respect of principal (or premium, if any), interest or missed payment it has or will or would become obligated to pay Additional Amounts, provided such obligation to pay Additional Amounts results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Debt Securities of such series or (b) the payment of interest in respect of such Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the Debt Securities of such series; provided, however, that in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due.

ARTICLE XIV
DEFEASANCE

Section 14.01.          Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Debt Securities of a series and if the Debt Securities of such series are Registered Securities, then the provisions of this Article XIV shall be applicable except as otherwise specified pursuant to Section 3.01 for Debt Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 14.02.          Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.01 with respect to Debt Securities of any series (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied:

(1)                the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and (premium, if any) and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

(2)                if the Debt Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this Section would not cause such Debt Securities to be delisted;

(3)                no Default or event (including such deposit) that, with notice or lapse of time, or both, would become a Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit;

(4)                the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of the Debt Securities of such series being Discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

(5)                the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section 14.02 have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (1) above and the related exercise of the Company’s option under this Section 14.02, registration is not required under the Investment Company Act of 1940, as amended, by the Company with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

Notwithstanding any other provisions of this Section 14.02, such defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations, which may be imposed on the Company in connection therewith pursuant to Section 3.01.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (B) the Company’s obligations with respect to the Debt Securities of such series under Sections 3.04, 3.05, 3.06, 12.03 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 14.03.          Deposited Moneys and U.S. Government Obligations to be Held in Trust. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 14.02 in respect of Debt Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Debt Securities.

Section 14.04.          Repayment to Company. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants as set forth in a written certification thereof delivered to the Trustee, are in excess of the amount which would then be required to be deposited to effect a defeasance in accordance with this Article XIV.

The provisions of the last paragraph of Section 12.03 shall apply to any money held by the Trustee or any Paying Agent under this Article XIV that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 14.02.

Section 14.05.          Deposits of Non-U.S Currencies or Other Property. Notwithstanding the foregoing provisions of this Article XIV, if the Debt Securities of any series are payable (a) in a Currency other than Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee or (b) in other than or in combination with Currency, the nature of the securities, commodities, other property or combination thereof to be deposited with the trustee under the foregoing provisions of this Article XIV shall be as set forth in the Officers’ Certificate or established in the supplemental indenture under which the Debt Securities of such series are issued.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

HSBC BANK PLC

By:	/s/ David Watts
Name:	David Watts
Title:	Chief Financial Officer and Executive Director

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee,

By:	/s/ Jocelyn Strong
Name:	Jocelyn Strong
Title:	Vice President

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